Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES NAMES ODED SHEIN CHIEF FINANCIAL OFFICER

HOUSTON, TX, January 10, 2011 - Stage Stores, Inc. (NYSE: SSI) today announced that Oded Shein has joined the Company as Executive Vice President, Chief Financial Officer.  Shein succeeds Edward Record, who was appointed Chief Operating Officer of the Company in February 2010, but retained the Chief Financial Officer responsibilities while the search for his replacement was underway.  As Chief Financial Officer, Shein will report to Record and will oversee the Company’s accounting, internal and external financial reporting, tax, investor relations, financial planning and analysis, loss prevention, and treasury operations.

“We are very pleased to have Oded join our executive team,” said Record.  “Oded’s industry experience, financial expertise and strong leadership skills will make him an outstanding CFO for our Company.”

Shein, 49, comes to Stage Stores from Belk, Inc., where he has served as Vice President Finance since 2008.  From 2004 to 2008, he served as Vice President and Treasurer for Belk.  Prior to joining Belk, Shein spent 14 years at Charming Shoppes, Inc., ultimately attaining the position of Vice President, Treasurer.  Shein has a M.B.A. degree from Columbia Business School.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 789 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

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